EXECUTION VERSION

TRANSITIONAL SERVICES AGREEMENT

This Transitional Services Agreement (this “Agreement”) is entered into as of the 12th day of August, 2008, by and between IBIOPHARMA, INC., a Delaware corporation (“Biotech”), and INTEGRATED BIOPHARMA, INC., a Delaware corporation, (“BioPharma”). BioPharma is sometimes referred to herein as “Service Company.”

WHEREAS, Biotech was formerly a subsidiary of BioPharma.

WHEREAS, concurrently with the execution of this Agreement, BioPharma has distributed the Biotech common stock owned by BioPharma to the BioPharma stockholders, as provided in the Separation and Distribution Agreement, dated November 14, 2007 (the “Distribution”).

WHEREAS, prior to the Distribution, Biotech obtained various services from BioPharma for corporate level functions, including without limitation legal, financial, tax, and corporate purchasing services.

WHEREAS, Biotech believes that it is in the interest of Biotech to continue to utilize such corporate services from BioPharma after the effective date of the Distribution and as provided in the Separation and Distribution Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     Services. BioPharma shall offer to provide to Biotech, the services described in Exhibit A attached hereto and incorporated herein by reference (the “Services”) which consist of legal, financial, tax, corporate purchasing, and such other Services set forth in Exhibit A, for the term of this Agreement. Biotech may, but is not required to, use the Services for the conduct of Biotech’ business, from time to time or at any time. There is no limit on the number of occasions that Biotech may use the Services, nor is there any limit on the duration of the Services provided by BioPharma to Biotech. The parties may periodically review Biotech’s utilization history of the Services not more frequently than every six (6) months, and based on the historical and projected future utilization of the Services by Biotech, the parties may, upon mutual agreement, equitably adjust the service fees set forth below.

2.     Service Boundaries. (i) BioPharma shall be required to provide the Services only to the extent and only at the locations such Services are being provided by BioPharma for Biotech immediately prior to the date of this Agreement; and (ii) the Services will be available only for purposes of conducting the business of Biotech substantially in the manner it was conducted prior to the date of this Agreement.

3.     Impracticability. BioPharma shall not be required to provide any Service to the extent the performance of such Service becomes impracticable as a result of a cause or causes outside the reasonable control of BioPharma, including without limitation, unfeasible technological requirements, or to the extent the performance of such Services would require BioPharma to violate any applicable laws, rules or regulations or would result in the breach of any applicable agreement.

4.     Additional Resources. In providing the Services, BioPharma shall not be obligated to: (i) hire any additional employees; (ii) maintain the employment of any specific employee; or (iii) purchase, lease or license any additional facilities, equipment or software.

5.     Personnel. Subject to Section 4 above, BioPharma will provide Services by utilizing the Services of such executives, accountants, financial advisers, attorneys, and other persons as have the necessary qualifications to render the Services. If necessary, BioPharma, after consultation with Biotech, may also arrange for the Services of nonaffiliated experts, consultants and attorneys in connection with the performance of any of the Services supplied under this Agreement.

6.     Compensation and Allocation. BioPharma will provide the Services for an annual fee of $100,000, payable monthly in equal installments in advance on the first day of each month during the term of this Agreement, as it may be extended or renewed. The fee may be adjusted by the parties upon mutual agreement as set forth in Section 1 above.

7.     Term and Modification.

A.     Term. The term of this Agreement shall commence on the date of this Agreement and shall remain in effect for one year, and shall thereafter be automatically renewed for two additional one-year terms unless terminated by either party by written notice given not less than ninety (90) days prior to the expiration of the initial or any renewal term. Services shall be provided up to and including the expiration date of this Agreement, subject to earlier termination as provided herein.

B.     Modification of Services. Biotech may modify its selection of Services at any time during the calendar year by giving BioPharma written notice of the different or additional Services it wishes to receive, and/or the Services it no longer wishes to receive, from BioPharma. The requested modification in Services shall take effect on the first day of the first calendar month beginning at least thirty (30) days after Biotech sent written notice to BioPharma.

C.     Modification of Other Terms and Conditions. No other amendment, change or modification of this Agreement shall be valid, unless made in writing and signed by all parties hereto.

D.     Early Termination. This Agreement is subject to termination or modification at any time to the extent its performance may conflict with the provisions of any applicable federal, state or local law, including the rules or regulations applicable to any licensed professionals employed by BioPharma and who may render any of the Services.

8.     Notice. Where written notice is required by this Agreement, said notice shall be deemed given when mailed by United States registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

To Biotech:

9 Innovation Way, Suite 100
Newark, New Jersey 19711
Attn: President

To BioPharma:

Integrated BioPharma, Inc.
225 Long Avenue
Hillside, New Jersey 07205
Attn: President

9.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to their conflict of laws provisions.

10.     Entire Agreement. This Agreement, together with its exhibits, constitutes the entire understanding and agreement of the parties with respect to its subject matter, and effective upon the execution of this Agreement by the respective parties hereof and thereto, any and all prior agreements, understandings or representations with respect to this subject matter are hereby terminated and cancelled in their entirety and are of no further force and effect.

11.     Waiver. No waiver by any party hereto of a breach of any provision of this Agreement shall constitute a waiver of any preceding or succeeding breach of the same or any other provision hereof.

12.     Assignment. This Agreement shall inure to the benefit of and shall be binding upon the parties and their respective successors and assigns. No assignment of this Agreement or any party’s rights, interests or obligations hereunder may be made without the other party’s consent, which shall not be unreasonably withheld, delayed or conditioned; provided, however, that, subject to the requirements of applicable state and federal regulatory law, either party may assign its rights, interests or obligations under this Agreement to an affiliate, without the consent of the other party.

13.     Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

14.     Effective Date. This Agreement is effective the date first written above.

[Signature page immediately follows]

IN WITNESS WHEREOF, the parties have caused this Transitional Services Agreement to be duly executed as of the date first above mentioned.

IBIOPHARMA, INC.

By: /s/ Dina L. Masi

Name: Dina L. Masi

Title: Chief Financial Officer

INTEGRATED BIOPHARMA, INC.

By: /s/ Robert L. Erwin

Name: Robert L. Erwin

Title: President

[Signature Page to the Transitional Services Agreement]

EXHIBIT A

DESCRIPTION OF SERVICES OFFERED BY INTEGRATED BIOPHARMA, INC.
UNDER THE TRANSITIONAL SERVICES AGREEMENT

1.     Accounting. Provide advice and assistance to Biotech in accounting matters, including the development of accounting practices, procedures and controls, the maintenance of the general ledger and related subsidiary systems, the preparation and analysis of financial reports, and the processing of certain accounts such as accounts payable, account receivable, and payroll.

2.     Auditing. Periodically audit the accounting records and other records maintained by Biotech and coordinate their examination, where applicable, with that of independent public accountants. The audit staff will report on their examination and submit recommendations, as appropriate, on improving methods of internal control and accounting procedures.

3.     Legal Regulatory. Provide advice and assistance with respect to legal and regulatory issues as well as regulatory compliance, including Exchange Act authorizations and compliance and regulatory matters under other Federal and State laws.

4.     Human Resources. Advise and assist Biotech in the formulation and administration of human resources policies and programs relating to the relevant Biotech labor relations, personnel administration, training, wage and salary administration and safety.

5.     Executive and Administrative. Advise and assist Biotech in the solution of major problems and in the formulation and execution of the general plans and policies of Biotech. Advise and assist Biotech as to operations, the issuance of securities, the preparation of filings arising out of or required by the various Federal and State securities, business, public utilities and corporation laws, the selection of executive and administrative personnel, the representation of Biotech before regulatory bodies, proposals for capital expenditures, budgets, financing, acquisition and disposition of properties, expansion of business, rate structures, public relationships and other related matters.

6.     Supply Chain. Advise and assist Biotech in the procurement of real and personal property, materials, supplies and services, conduct purchase negotiations, prepare procurement agreements and administer programs of material control.

7.     Tax. Advise and assist Biotech in the preparation of Federal and other tax returns, and generally advise Biotech as to any problems involving taxes including the provision of due diligence in connection with acquisitions.

8.     Corporate Secretary. Provide all necessary functions required of a publicly held corporation. Coordinate information and activities among stockholders, the transfer agent, and Board of Directors. Provide direct services to security holders. Prepare and file required annual and interim reports to stockholders and the Securities and Exchange Commission. Conduct the annual meeting of stockholders and ensure proper maintenance of corporate records.

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